UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 13, 2004

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

FORM 8-K

Item 5.  Other Events and Regulation FD Disclosure.

On March 1, 2004, Dr. J. Robert Beyster, Trustee of the Beyster Family Trust and Chairman of the Board of Directors of Science Applications International Corporation (“SAIC”), entered into a Rule 10b5-1 trading plan with Bull, Inc., a wholly-owned broker-dealer subsidiary of SAIC.  The Rule 10b5-1 plan directs Bull, Inc. to sell on behalf of the Beyster Family Trust 1,100,794 shares of SAIC Class A common stock in SAIC’s limited market in the April 2004 trade, provided the sale price is at or above $25.00 per share.  A copy of the Rule 10b5-1 trading plan is attached to this report as Exhibit 99.1.

Item 7.  Exhibits

99.1                 10b5-1 Plan for Sale of SAIC Common Stock Held by Beyster Family Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: April 13, 2004	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President,
General Counsel and Secretary